As filed with the Securities and Exchange Commission on May 24, 2002

                                                     Registration No.: 333-65180
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -------------------------------

                           HEALTH SCIENCES GROUP, INC.

             (Exact Name of Registrant as specified in its Charter)

               Colorado                                  91-2079221
    ------------------------------              ---------------------------
     (State or other jurisdiction                    (I.R.S. Employer
           of incorporation)                      Identification Number)

                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                    (Address of Principal Executive Offices)


                HEALTH SCIENCES GROUP, INC. EQUITY INCENTIVE PLAN
         (formerly iGoHealthy.com, Inc. 2001 Employee Stock Option Plan)
                            (Full Title of the Plan)


                           Fred E. Tannous, President
                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                            Telephone: (310) 242-6700
                     (Name and Address of Agent for Service)

                         -------------------------------

                        Copies of all communications to:
                           Raymond K. Walheim, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                           Philadelphia, PA 19103-7599
                Telephone: (215) 864-8529 Telefax: (215) 864-9222

                          -------------------------------

PROSPECTUS

                                 500,000 SHARES

                           HEALTH SCIENCES GROUP, INC.

                                  COMMON STOCK

         This prospectus relates to the offer for sale from time to time of up to 500,000 shares of common stock of Health Sciences Group, Inc. by the holders of stock options to purchase shares of common stock whose names are listed under the heading "Selling Security Holders" beginning on page nine. We will not receive any portion of the proceeds from the resale of the shares acquired upon exercise of the options by the selling security holders.

         Our common stock is traded on the National Association of Securities Dealers Inc.'s OTC Bulletin Board Service under the symbol HESG.

         INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE TWO IN DETERMINING WHETHER TO PURCHASE THE COMMON STOCK.

         The selling security holders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The selling security holders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders. For more information on how the shares may be distributed, see "Plan of Distribution" on page ten.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May 24, 2002.

                                TABLE OF CONTENTS

An Overview of Our Business.................................................1
Risk Factors................................................................2
Use of Proceeds.............................................................8
Selling Security Holders....................................................8
Plan of Distribution........................................................9
Description of Securities Registered.......................................11
Disclosure of the SEC's Position on Indemnification
   for Securities Act Liabilities..........................................11
Incorporation of Documents by Reference....................................12
Material Changes...........................................................13
Where You Can Find More Information........................................13

                            -------------------------

         Throughout this prospectus, "Health Sciences Group," "HESG," "we," "us," and "our," and other possessive and other derivations thereof, refer to Health Sciences Group, Inc. and its consolidated subsidiaries, unless the context otherwise requires. All trademarks and trade names appearing in this prospectus and the documents information incorporated herein are the property of HESG, unless otherwise indicated.

         This prospectus is part of a registration statement we filed with the SEC. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. Please read this entire prospectus and any amendments or supplements carefully before making your investment decision to purchase shares in this offering. You should rely only on the information provided in, and incorporated by reference into, this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We have authorized no one to provide you with different information.

                 FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         This prospectus, and certain information incorporated by reference herein, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our future results of operations or financial position are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue." Although management of HESG believes the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from those stated herein. See "Risk Factors" below.

         The cautionary statements made in this prospectus and in the incorporated information should be read as being applicable to all related forward-looking statements contained in this prospectus and the incorporated information.

                           AN OVERVIEW OF OUR BUSINESS

         Health Sciences Group, Inc. is an innovative healthcare company focused on building a vertically integrated network of profitable life sciences companies operating in the value-added tiers of the nutraceutical and pharmaceutical product supply chain. Through the successful execution of its acquisition, vertical integration and expansion strategy, we expect to rapidly create enterprise value by:

     o  realizing significant operational efficiencies;
     o  fostering the cross-pollination of innovation;
     o  creating new proprietary product lines;
     o  expediting product launches through streamlined, coordinated production;
     o  focusing on positive cash-flow companies;
     o  adhering to the value-added tiers of the supply chain; and
     o  providing access to capital, management and strategic relationships

         We plan to leverage the benefits of our public status, the knowledge of our executive management team, and access to capital resources of our strategic investors to assist in developing the business strategies, operations and management teams of companies we acquire. Our portfolio of companies is currently comprised of XCEL Healthcare, Inc., a fully-licensed, specialty healthcare pharmacy focused on delivering full service pharmacology solutions to customers with chronic ailments that require long-term therapy; and BioSelect Innovations, Inc., a research and development firm that possesses substantial intellectual property which is expected to yield high margin products with significant proprietary value. We have also entered into a Letter of Intent to acquire Quality Botanical Ingredients, Inc., a leading manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical, and cosmetics.

         The consistent growth expected in the fragmented healthcare market presents potential opportunities for us to acquire health-related companies at favorable discounts. Within this market, management believes that there are acquisition candidates which have significant market potential for their products but lack the strategic guidance, operational support, and capital resources necessary to maximize scales of efficiency in production and distribution channels to yield higher margins. In our opinion, these companies offer quality products and/or services and are often well positioned in their respective markets, but lack these elements necessary to bring them to the next level of growth. Coupled with the recent economic down-turn and reduced accessibility to capital markets, we believe that we have an opportunity to employ our resources in making acquisitions consistent with our growth strategy.

         Through an expansive network and long-standing relationships, our management has access to a steady supply of such quality acquisition candidates. We plan to leverage the core competency of our management team, having experience in mergers and acquisitions, financings, business valuations, and operations management to effectuate such transactions. Management expects to take an active role in providing strategic guidance and operational support. By applying operational improvements, introducing synergistic efficiencies, and leveraging economies of scale, we expects to further enhance our shareholder value. Our goal is to become a significant operator in the health-related industries by acquiring, integrating and operating profitable, under-valued companies.

                                  RISK FACTORS

         Investing in our common stock is very risky. In deciding whether to invest, you should carefully consider the following risk factors, in addition to the other information in this prospectus and information incorporated into this prospectus by reference. Any one of the following risks could result in a material adverse effect on our business, results of operation, financial condition and the market price of our common stock.

We have a limited operating history, which makes it more difficult to predict whether or not we will be successful.

         From our inception on June 13, 1996 through February 9, 2001, we remained dormant and did not generate any revenues. On October 16, 2000, we changed our name to iGoHealthy.com and began development of an online, incentive-based shopping mall of health-related retailers. After further evaluation of our market potential as an online shopping mall, on August 1, 2001 management shifted toward its current business strategy to take advantage of the opportunities it saw in the industry. To better reflect our new strategy, we again changed our name to Health Sciences Group, Inc., effective on September 10, 2001. As part of our new strategy, we plan to acquire and integrate into a collaborative network, companies operating in the fields of pharmaceuticals, nutraceuticals, and biotechnology. In December 2001, we completed our first acquisition, purchasing 100% of the outstanding stock of XCEL Healthcare, Inc. and BioSelect Innovations, Inc. Since we have such a limited operating history, we have no meaningful financial historical data to use as a basis for determining future operational performance.

There is a risk we will not effectively acquire and integrate companies necessary to execute our business strategy.

         XCEL Healthcare, Inc. and BioSelect Innovations, Inc. have been operated as separate independent entities, as will have each of the targets we identify for acquisition, and there can be no assurance that we will be able to integrate the operations of these businesses successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. Our inability to integrate these companies successfully would have a material adverse effect on our business, financial condition and results of operations and would make it unlikely that our acquisition strategy will be successful.

There can be no assurance that we will achieve or sustain profitability.

         Although we have experienced revenue growth ($341,813 in 2001 versus $0 in 2000), this growth may not be sustainable or indicative of future operating results. In addition, we have incurred substantial costs to expand and integrate our operations (an $735,327 loss from operations in 2001 and a $34,247 loss from operations in 2000) and we intend to continue to invest heavily in acquisitions, infrastructure and marketing. Our ongoing integration costs will include the combination of the financial, information and communications systems of the various companies that we have acquired and expect to acquire. Our ongoing expansion costs may include the leasing of additional office space and the purchase and leasing of new computer and equipment. As a result of these and other costs, we expect negative cash flow and operating losses to continue for the foreseeable future, and there can be no assurance that we will achieve or sustain profitability.

Our acquisition strategy may not produce the desired results.

         A key component of our growth strategy is to acquire pharmaceutical, nutraceutical, and biotechnology businesses that complement or enhance each other, on acceptable terms. We may be unable to identify companies that complement our strategy. Even if we identify a company that complements our strategy, we may be unable to acquire an interest in the company for many reasons, including:

     o    failure to agree on the terms of the acquisition;

     o    incompatibility between our management and management of the company;

     o    competition from other potential acquirers; and

     o lack of capital resources needed to acquire an interest in the company.

         We expect the competition for acquisition candidates to continue to increase. There is no assurance that we will identify and compete for attractive acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. If we cannot acquire interests in additional companies, our strategy to build a network of portfolio companies that will enhance shareholder value may not succeed.

         To the extent we have to use cash consideration for acquisitions in the future, we may need to obtain additional financing. To the extent our management must devote significant time and attention to the integration of a particular portfolio company's technology, operations, businesses and personnel as a result of these acquisitions, our ability to focus and execute on the overall strategy may suffer. In addition, our senior management faces the difficult and potentially time consuming challenge of implementing uniform standards, controls, procedures and policies throughout our current and future acquisitions. We could also experience financial or other setbacks if any of the acquired businesses experienced problems in the past of which our management is not presently aware.

We may not have the cash necessary for acquisition financing.

         The timing, size and success of our acquisition efforts and the associated capital requirements cannot be readily predicted. We currently intend to finance future acquisitions by using shares of our common stock, which may comprise a significant portion of the acquisition consideration. If our common stock does not maintain a sufficient market value, if potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses or if our competitors offer acquisition candidates substantially more cash than equity or debt securities, we may be required to utilize more of our cash resources, if available, in order to initiate and maintain its acquisition strategy.

         If our cash resources are insufficient to effect our acquisition strategy, our growth will be limited unless it is able to obtain additional capital through debt or equity financings. While as of the date of this prospectus we are in discussions with several financing sources to obtain a credit facility, there can be no assurance that we will be able to obtain the line of credit or additional financing we will need to finance potential acquisition on terms that we deem acceptable.

We may be unable to manage our growth internally and as a result of acquisitions.

         We plan to continue to acquire interests in pharmaceutical, nutraceutical, and biotechnology companies to complement our business strategy. Any additional acquisitions will likely place strain on our limited resources and our ability to manage our portfolio companies. Risks related to future acquisitions include:

     o disruption in our ongoing support of our portfolio companies, distracting our management and other resources and making it difficult to maintain our standards, controls and procedures;

     o acquisition of interests in companies in markets in which we have little experience; and

     o increased debt or issuance of equity securities to fund future acquisitions, which may be dilutive to existing shareholders.

We depend on Messrs. Tannous and Glaser to execute our business plan, and our success depends upon our senior management and the key personnel of our portfolio companies.

         Our potential for success depends significantly on our two executive officers, our Chief Executive Officer, Fred E. Tannous, and our President, Bill Glaser. We are heavily dependent upon Messrs. Tannous and Glaser to implement our business plan. We have not obtained a "key person" life insurance policy on either Mr. Tannous or Mr. Glaser, and to date we have deferred compensation for their services. The loss of their services could have a significant adverse effect on our business.

         In addition to our senior management, particularly Mr. Tannous and Mr. Glaser, our success depends upon the continued employment of and performance by the key personnel of our portfolio companies. It could have a material adverse effect on us if our senior management team do not continue their relationships with us, or if our portfolio companies are unable to hire and retain a sufficient number of qualified management, professional, technical and marketing personnel.

Our business depends entirely on the performance of our portfolio companies, which is uncertain.

         We own interests in and help our portfolio companies operate their respective businesses. Each of our portfolio companies will be engaged in a different operating business, and consequently is subject to a set of risks particular to its business. If our portfolio companies do not succeed, the value of our investments in such companies and our stock price could decline.

We will need additional capital in the future and it may not be available on acceptable terms.

         We will need to raise additional funds in order to finance our operations while we implement and execute our business strategy. We are currently evaluating several alternative debt and equity transactions. If we fail to consummate such transaction, we will need to sell additional equity or debt securities or seek credit facilities within twelve months in order to fund our capital requirements and to satisfy our debt obligations. We could need to raise additional funds sooner in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities.

         We have not entered into any agreements to raise additional funds. We cannot assure you that financing will be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our shareholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

         Stonefield Josephson, Inc., in their independent auditors' report, have expressed "substantial doubt" as to our ability to continue as a going concern based on operating losses we have incurred since inception. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. The going concern qualification is also described in the notes to our financial statements.

Government regulation of products could adversely affect viability of selling vitamin, supplements, and minerals.

         The manufacturing, packaging, labeling, advertising, distribution and sale of our portfolio company's products are subject to regulation by Federal, state and local agencies, the most active of which is the U.S. Food and Drug Administration ('FDA'). The FDA regulates our portfolio company's dietary supplements, principally under amendments to the Federal Food, Drug and Cosmetic Act embodied in the Dietary Supplement Health and Education Act ('DSHEA'). Under DSHEA, new dietary ingredients (those not used in dietary supplements marketed before October 15, 1994) require premarket submission to the FDA of evidence of a history of their safe use, or other evidence establishing that they are reasonably expected to be safe. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredient that our portfolio company may decide to use, and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring the FDA pre-approval based on newly conducted, costly safety testing. Also, while DSHEA authorizes the use of statements of nutritional support in the labeling of dietary supplements, the FDA is required to be notified of such statements, and there can be no assurance that the FDA will not consider particular labeling statements used by our portfolio company to be drug claims rather than acceptable statements of nutritional support, necessitating approval of a costly new drug application, or relabeling to delete such statements.

         DSHEA also authorizes the FDA to promulgate good manufacturing practice ('GMP') regulations for dietary supplements, which would require special quality controls for the manufacture, packaging, storage and distribution of supplements. There can be no assurance, if such GMP rules are issued, that our portfolio company will be able to comply with them without incurring material expense to do so. DSHEA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. Such rules are expected to be issued, which will require relabeling of our portfolio company's dietary supplements, and may require additional record keeping and claim substantiation testing, and even reformulation, recall or discontinuance of certain of our portfolio company's supplements, and there can be no assurance that such requirements will not involve material expenses to our portfolio company. Moreover, there can be no assurance that new laws or regulations imposing more stringent regulatory requirements on the dietary supplement industry will not be enacted or issued.

         Our portfolio companies are subject to a Federal Trade Commission ('FTC') consent decree and a U.S. Postal Service consent order, prohibiting certain advertising claims for certain of our portfolio company's products. Violations of these orders could result in substantial monetary penalties, which could have a material effect on our portfolio company's business.

The market price of our common shares may be highly volatile.

         Stock prices of growth companies such as ours may fluctuate widely, often for reasons that are unrelated to the actual operating performance of the particular company. In addition, the market price of the common stock is subject to significant fluctuation due to (i) variations in stock market conditions,
(ii) changes in financial estimates by securities analysts or by our failure to meet estimates, (iii) variations in quarterly operating results, (iv) general conditions effecting all participants in our industry, (v) announcements by us or our competition, (vi) regulatory developments, and (vii) economic or other external factors.

Investors may face significant restrictions on the resale of our stock due to Federal regulations of penny stocks.

         Once our common stock is listed on the OTC Bulletin Board, it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

We do not intend to pay dividends in the foreseeable future.

         We have not paid a cash dividend on our common stock and currently expect to retain our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

         We have the authority to issue up to 50,000,000 shares of common stock and to issue options and warrants to purchase shares of our common stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders and also have the effect of diluting the value of the shares purchased in this offering.

Certain of our portfolio companies may be effected by unfavorable publicity; absence of clinical studies.

         We believe the nutraceutical market is affected by national media attention regarding the consumption of nutritional supplements. Future research reports or publicity that are perceived as less favorable or that question such earlier research or publicity could have a material adverse effect on our portfolio companies. Because of the dependence of our portfolio companies upon consumer perceptions, adverse publicity, whether or not accurate, associated with illness or other adverse effects resulting from the consumption of their products or any similar products distributed by other companies could have a material adverse effect on our results of operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products appropriately.

         While our portfolio companies conduct extensive quality control testing on their products, they generally do not conduct or sponsor clinical studies on their products. Concerns or public reports about the quality of nutraceutical products generally, or of the company's products in particular, could also have a material adverse effect on results of operations. In addition, the scientific research to date is preliminary and there can be no assurance that future scientific research or publicity will be favorable to the nutritional supplement market or any particular product or consistent with earlier favorable research or publicity.

The nutritional industry is subject to rapidly changing consumer demands and preferences.

         The nutritional industry is subject to rapidly changing consumer demands and preferences. There can be no assurance that customers will continue to favor the products provided and manufactured by our portfolio companies. A significant shift in customer preferences could have a material adverse effect on our business, financial condition and results of operations. In addition, products that gain wide acceptance with consumers may result in a greater number of competitors entering the market, which could result in downward price pressure, which could adversely impact the gross profit margins of our portfolio companies.

         We believe our growth will be materially dependent upon the ability of our portfolio companies to develop new techniques, processes and technical capabilities necessary to meet the needs of their customers and potential customers. The inability to anticipate and respond to these rapidly changing demands could have an adverse effect on the results of our operations.

We face general risks related to doing business that are beyond our control.

         Our success will depend in part on certain factors that are beyond our control and that cannot clearly be predicted at this time. These factors include general economic conditions, both nationally and internationally, changes in tax laws, fluctuating operating expenses, changes in governmental regulations, changes in technology and trade laws.


                                 USE OF PROCEEDS

         We will not receive any portion of the proceeds from the resale of the shares of common stock acquired upon exercise of the stock options by the selling security holders. The terms of the stock options permit the selling security holders to exercise their options on a cashless exercise basis. Accordingly, we will not receive cash proceeds from the exercise of the stock options, unless a selling security holder elects not to exercise his cashless exercise rights pursuant to the terms of his option.

                            SELLING SECURITY HOLDERS

         The shares of common stock offered by this prospectus represent those shares of common stock which may be acquired upon the exercise of the stock options granted to each of the executive officers of Health Sciences Group, Inc. named as a selling security holder in the table below. These shares were registered on July 16, 2001 on Form S-8. Our registration of these shares of common stock, however, does not necessarily mean that the selling security holders will sell all or any of their shares.

         The following table sets forth information regarding the beneficial ownership of the common stock of Health Sciences Group, Inc. as of May 24, 2002, by the selling security holders.

         The information provided in the table below with respect to the selling security holders has been obtained from the selling security holders and our records. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of their shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling security holders after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time since the date on which we obtained the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

                                                                                       Percentage of
                                 Number of Shares                   Number of Shares   Common Stock
                                   Beneficially                        Beneficially    Beneficially
                                   Owned Before      Number of           Owned         Owned After
Name of Selling Shareholder         Offering       Shares Offered   After Offering     Offering (1)
---------------------------      ----------------  --------------   ----------------   -------------
Fred E. Tannous (2)                  1,322,379         250,000          1,072,379         18.8%

Bill Glaser (3)                      1,322,379         250,000          1,072,379         18.8%

---------------------------

(1)  Based on 5,691,184 shares of common stock outstanding as of May 24, 2002

(2) Mr. Tannous is the Chief Executive Officer, Treasurer and a Director of Health Sciences Group, Inc. The number of shares beneficially owned includes options to purchase 250,000 shares that are immediately exerciseable and 3,000 shares held by certain immediate family members.

(3) Mr. Glaser is the President and a Director of Health Sciences Group, Inc. The number of shares beneficially owned includes options to purchase 250,000 shares that are immediately exerciseable.


                              PLAN OF DISTRIBUTION

         The selling security holders or their respective pledgees, donees, transferees or other successors-in-interest:

     o may sell shares of common stock offered hereby by delivery of this prospectus from time to time in one or more transactions (which may involve block transactions) on the OTC Bulletin Board service or on such other market on which the common stock may from time to time be trading;

     o may sell the shares offered hereby in privately negotiated transactions, may sell shares of common stock short and (if such short sales were effected pursuant hereto and a copy of this prospectus delivered therewith) deliver the shares offered hereby to close out such transactions;

     o may engage in the sale of such shares through equity-swaps or the purchase or sale of options; and/or

     o may pledge the shares offered hereby to a broker or dealer or other financial institution, and upon default, the broker or dealer may effect sales of the pledged shares by delivery of this prospectus or as otherwise described herein or any combination thereof.

         The sale price to the public may be the market price for common stock prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling security holders determine from time to time. The shares offered hereby may also be sold pursuant to Rule 144 under the Securities Act without delivery of this prospectus. The


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

selling security holders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling security holders.

         The selling security holders or their respective pledgees, donees, transferees or other successors-in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling security holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

         The selling security holders, alternatively, may sell all or any part of the shares offered hereby through an underwriter. No selling security holder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling security holder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

         The selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Therefore, any selling security holder that may be deemed to be an underwriter will be subject to prospectus delivery requirements under the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         To comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. The selling security holders, for example, will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may restrict certain activities of the selling security holders and limit the timing of purchases and sales of any shares of common stock by the selling security holders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

         We have agreed to pay certain expenses of the offering and issuance of the shares of common stock covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the Commission. Certain of the selling security holders will be indemnified by us against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We will be indemnified by certain of the selling security holders against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

         Upon a sale of common stock pursuant to this registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates. We will not pay brokerage commissions or taxes associated with sales by the selling security holders.

         This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions in accordance with Rule 144(k) under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling security holders.

                      DESCRIPTION OF SECURITIES REGISTERED

         The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by Health Sciences Group's Articles of Incorporation, as amended, and Bylaws, and by the applicable provisions of Colorado law.

         The Company is authorized to issue up to 50,000,000 shares of common stock having a par value of $0.001 per share, of which 5,691,184 shares are issued and outstanding. The holders of shares of common stock of Health Sciences Group do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders. There are no options, warrants or other instruments convertible into shares outstanding.

         The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of Health Sciences Group available to shareholders after payment of all creditors.

         To the extent that additional shares of Health Sciences Group's common stock are issued, the relative interests of existing shareholders may be diluted.

                       DISCLOSURE OF THE SEC'S POSITION ON
                                 INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide that we will indemnify our officers and directors to the full extent permitted by Colorado state law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (a) any breach of the duty of loyalty to us or our shareholders, (b) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (c) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (d) violations of certain laws, or (e) any transaction from which the director derives an improper personal benefit.

         Our Bylaws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was an officer or director of Health Sciences Group or is or was serving at the request of Health Sciences Group as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Health Sciences Group in the successful defense of any action, suit or proceeding) is asserted by, such director, officer or controlling person in connection with the securities being registered, Health Sciences Group will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         We intend to enter into indemnity agreements with each of our directors and executive officers to indemnify them against expenses and losses incurred for claims brought against them in their capacities as directors or executive officers.

         There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" into this registration statement some of the information we have already filed with the SEC. As a result, we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not contained in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Moreover, later information filed with the SEC by us in the future will update and supersede this information and similarly, be considered to be a part of this prospectus. We incorporate by reference the documents listed below, all filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

     o    Our Current Report on Form 8-K filed May 13, 2002; and

     o    Our Quarterly Report on Form 10-QSB for the quarter ended March 31,
          2002.

         We will provide, without charge, to each person to whom a prospectus is delivered, a copy of these documents that are incorporated by reference into, but not delivered with, this prospectus. You may request a copy of these filings by writing or telephoning us at the following address:

                             Bill Glaser, Secretary
                           Health Sciences Group, Inc.
                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                        Telephone number: (310) 242-6700

                                MATERIAL CHANGES

         None.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any such documents that we have filed. You may do so at the SEC's public reference room, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the following Regional Office: 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         Our SEC filings are also available to the public on the Commission's web site at http://www.sec.gov. Our web site can be found at http://www.hsciences.com.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" into this registration statement some of the information we have already filed with the SEC. As a result, we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not contained in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Moreover, later information filed with the SEC by us in the future will update and supersede this information and similarly, be considered to be a part of this prospectus. We incorporate by reference the documents listed below, all filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

     o    Our Current Report on Form 8-K filed May 13, 2002; and

     o    Our Quarterly Report on Form 10-QSB for the quarter ended March 31,
          2002.

         We will provide, without charge, to each person to whom a prospectus is delivered, a copy of these documents that are incorporated by reference into, but not delivered with, this prospectus. You may request a copy of these filings by writing or telephoning us at the following address:

                             Bill Glaser, Secretary
                           Health Sciences Group, Inc.
                              Howard Hughes Center
                          6080 Center Drive, 6th Floor
                          Los Angeles, California 90045
                        Telephone number: (310) 242-6700


Item 4.  Description of Securities.

         The following description is a summary of the material terms of our common stock. This summary is subject to and qualified in its entirety by Health Sciences Group's Articles of Incorporation, as amended, and Bylaws, and by the applicable provisions of Colorado law.

         The Company is authorized to issue up to 50,000,000 shares of common stock having a par value of $0.001 per share, of which 5,691,184 shares are issued and outstanding. The holders of shares of common stock of Health Sciences Group do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders. There are no options, warrants or other instruments convertible into shares outstanding.

         The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of Health Sciences Group available to shareholders after payment of all creditors.

         To the extent that additional shares of Health Sciences Group's common stock are issued, the relative interests of existing shareholders may be diluted.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Our Articles of Incorporation, as amended, provide that we will indemnify our officers and directors to the full extent permitted by Colorado state law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for (a) any breach of the duty of loyalty to us or our shareholders, (b) acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law, (c) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (d) violations of certain laws, or (e) any transaction from which the director derives an improper personal benefit.

         Our Bylaws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was an officer or director of Health Sciences Group or is or was serving at the request of Health Sciences Group as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as part of this prospectus pursuant to Rule 601 of Regulation S-B.

Exhibit
 Number                                 Description                    Reference
--------   ----------------------------------------------------------  ---------
 23.1      Consent of Stonefield Josephson, Inc.                           *


-----------------------
*        Filed herewith.



Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
(iii) include any additional or changed material information on the plan of distribution;

         Provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant under the Securities and Exchange Act of 1934.

         (2) For determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 24th day of May, 2002.

                                     HEALTH SCIENCES GROUP, INC.


                                     By:      /s/ Fred E. Tannous
                                         ----------------------------
                                              Fred E. Tannous,
                                              Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                         Date
       ---------                        -----                         ----
   /s/ Fred E. Tannous      Chief Executive Officer, Principal      May 24, 2002
------------------------    Financial Officer and Director
Fred E. Tannous

   /s/ Bill Glaser          President, Secretary and Director       May 24, 2002
-----------------------
Bill Glaser

   /s/ David Johnson        Controller                              May 24, 2002
------------------------
David Johnson